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                                                                    Exhibit 23.3

                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 14, 1997, included in BUCA, Inc.'s previously filed Registration Statement File No. 333-72593, on the Company's consolidated statements of operations, shareholders' deficit and cash flows for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



Minneapolis, Minnesota
May 11, 1999


                                             /s/ Arthur Andersen LLP

                                             Arthur Andersen LLP